EXHIBIT 10.1

                              AMENDMENT NUMBER 1 TO

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                          PSMA DEVELOPMENT COMPANY LLC


         This Amendment Number 1 is made this 22nd day of March, 2002 by and between Progenics Pharmaceuticals, Inc., a Delaware corporation ("Progenics"), CYTOGEN Corporation, a Delaware corporation ("CYTOGEN") and PSMA Development Company LLC, a Delaware Limited Liability company (the "Company"), and amends the Limited Liability Company Agreement, dated June 15, 1999 (the "Agreement"), among Progenics, CYTOGEN and the Company. Unless otherwise defined herein, capitalized terms used in this Amendment Number 1 shall have the respective meanings ascribed to such terms in the Agreement.

         WHEREAS, the parties to the Agreement desire to amend, clarify and supplement the provisions of the Agreement;

         NOW, THEREFORE, Progenics, CYTOGEN and the Company hereby agree as follows:

1.       Section 2.2(c)(i)of the Agreement is hereby amended to read as follows:

                  (c) (i) The Management Committee may from time to time, in connection with preparing the Budget (as defined hereinafter) or otherwise, call for the Members to make additional capital contributions (the "Additional Capital Contributions"), in which event the Management Committee shall give notice to each Member of: (A) the total amount of the Additional Capital Contribution being called; (B) the reason the Additional Capital Contribution is being called; (C) each Member's proportionate share of the total Additional Capital Contribution (determined in accordance with this Section 2.2(c); and (D) the date the Additional Capital Contribution is due and payable, which date shall not, without the written consent of the Members, be less than 30 nor more than 90 calendar days after the notice has been given. A Member's share of the total Additional Capital Contribution shall be equal to the product obtained by multiplying the Member's Percentage and the total Additional Capital Contribution required. A Member's share shall be payable in cash, by certified check or wire transfer. No Additional Capital Contribution by any Member may be made or required to be made on an in-kind or any other non-cash basis unless consented to in writing by each of the Members. Upon payment of the Additional Capital Contributions, the Capital Contributions of each Member shall be adjusted. Without the prior written consent of each Member, which consent may be withheld, with or without reason, in the sole and absolute discretion of each Member, the Management Committee may not call for additional capital contributions in excess of an amount necessary to fund a Budget previously approved by the Management Committee, plus a reasonable reserve.

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2.       Section 2.4(a) of the Agreement is hereby amended to read as follows:

                  2.4. Budget. (a) The Management Committee shall promptly prepare a budget for the Company's activities covering such time period as the Management Committee shall deem appropriate. The Budget may include provisions for Additional Capital Contributions to made by the Members. The Management Committee shall meet to review and update the Budget on a semi-annual basis or as it may otherwise determine to be appropriate. Without the prior written consent of each Member, which consent may be withheld, with or without reason, in the sole and absolute discretion of each Member, the Management Committee shall not adopt for any 12-month period a Budget requiring funding by the Members in an amount in the aggregate in excess of twice the funding required by the Members in the Budget relating to the immediately preceding 12-month period.

3.       Section 4.1(g)(i)of the Agreement is hereby amended to read as follows:

                  (g) (i) If submission of a Deadlock to the procedures described in Section 4.1(f) does not, within the time periods specified in Section 4.1(f) hereof, result in resolution of the Deadlock, submission of the Deadlock to arbitration or agreement by the Members on an alternative dispute resolution procedure, either party may elect to exercise the buy/sell right contained in this Section 4.1(g) (the "Buy/Sell Right"). The Member electing to exercise the Buy/Sell Right (the "Offeror") shall furnish in writing to the other Member (the "Offeree") the Offeror's irrevocable, unconditional (except as provided herein) and binding offer (such notice being referred to herein as the "Exercise Notice"), at the Offeree's option, to purchase the Offeree's Interest or to sell the Offeror's Interest for a cash purchase price determined in accordance with Section 4.1(g)(ii) hereof (the "Purchase Price"). The Exercise Notice shall set forth an amount expressed in dollars and without contingencies (the "Valuation"), which amount shall be used to calculate, in accordance with Section 4.1(g)(ii) hereof, the Purchase Price. The Valuation is intended to represent the amount that would be payable for 100% of the Interests of the Company. Within 15 calendar days after the Exercise Notice is given, the Offeree may give notice to the Offeror of its irrevocable, unconditional (except as provided herein) and binding election either:

               (1) to purchase the entire Interest of the Offeror for an amount in cash equal to the Purchase Price; or

               (2) to sell its entire Interest to the Offeror for an amount in cash equal to the Purchase Price.

         Failure of the Offeree to give notice of its decision within such applicable time period shall constitute a conclusive election by the Offeree to sell its entire Interest pursuant to this Section 4.1(g)(i).

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4.       Section 6.1 of the Agreement is hereby amended to read as follows:

                  6.1 Transfer or Withdrawal Prohibited; Change of Control of a Member. (a) Except as expressly provided herein, no Member may withdraw from the Company or sell, assign, transfer, pledge, hypothecate, mortgage or create a security interest, directly or indirectly, including by a grant of rights with respect to voting, distributions or other economic rights or management ("Transfer"), in all or any portion of its Interest without the prior written consent of the other Member (the "Consent-Required Member"), and such Consent Required Member may, in the exercise of its reasoned business judgment, withhold consent in its sole and absolute discretion. Any purported withdrawal or Transfer of an Interest by a Member without the requisite consent in writing shall be null and void, and the Company and the Consent-Required Member shall be entitled to damages as a result of, and/or injunctive relief with respect to, any attempts to withdraw or Transfer.

                  (b) In the event that the Consent-Required Member consents to a Transfer of a Member's Interest, such consent shall, unless expressly stated otherwise, be deemed a consent only to the assignment of such Member's economic interest in profits, losses and distributions and shall not be deemed a consent to the admission of such assignee as a member of the Company as a substitute for the assignor, and such assignee shall not have any of the rights of a member of the Company, including, without limitation, voting rights, unless otherwise stated in writing by the Consent-Required Member. Except to the extent that the Consent-Required Member has consented to the admission of the assignee as a member in the Company and/or consented to the exercise of voting rights by the assignee, the assigning Member shall retain all voting rights in connection with the transferred Interest.

                  (c) In the event that at any time there occurs a Change of Control (as hereinafter defined) of a Member, such Member's Interest shall automatically convert into an economic interest only in the profits, losses and distributions of the Company, and such Member shall not have any other rights of a Member of the Company, including, without limitation, voting and marketing rights unless such Change of Control is a Qualifying Corporate Transaction (as defined below). For purposes hereof, a "Change in Control" shall be deemed to have occurred: (i) on the sale or other disposition of all or substantially all of the Member's assets to any entity, person or related group of persons; (ii) when there shall be consummated any consolidation, merger, reorganization or similar corporate transaction (a "Corporate Transaction") of the Member (A) in which the Member is not the continuing or surviving entity (other than a consolidation or merger with a wholly owned subsidiary of the Member in which all shares of common stock of such Member outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), (B) pursuant to which the common stock of such Member would be converted into cash, securities or other property or (C) any

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         transaction or series of related  transactions  in which the holders of the common stock of the Member immediately prior to such transaction (or the first of such transactions, if a series) does not hold at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the Member immediately after such transaction (or the last of such transactions, if a series), in each case, other than a Corporate Transaction that is a Qualifying Corporate Transaction; (iii) when any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Member entitled to vote generally in the election of directors of the Member (unless the "acquisition" is deemed to have occurred indirectly solely as a result of the completion of a Corporate Transaction that is not a Change in Control pursuant to clause (ii) above); (iv) when at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Member (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Member was approved by a vote of 75% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Member then in office; or (v) when the Member is liquidated or dissolved or adopts a plan of liquidation or dissolution. A "Qualifying Corporate Transaction" shall be any Corporate Transaction in which the holders of common stock of the Member immediately prior to such Corporate Transaction have, directly or indirectly, at least (i) a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving entity immediately after such Corporate Transaction in substantially the same proportion as their ownership of common stock before such transaction or (ii) 25% of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving entity immediately after such Corporate Transaction in substantially the same proportion as their ownership of common stock before such transaction and, in the case of this clause
         (ii), the other Member has given a CIC Approval. A "CIC Approval" shall be given by the other Member if such Member cannot conclude in good faith and in its reasonable judgment after discussions with the parties to the Corporate Transaction that such Corporate Transaction and any resulting change in management or leadership is reasonably likely to disrupt or delay the commercialization of products by the LLC, or fundamentally alter the approach, philosophy or vision of the LLC, giving due regard to the importance of good-faith cooperation and collaboration and single-mindedness of purpose between CYTOGEN and Progenics which has formed the basis for the collaboration initially contemplated by the parties hereto. A CIC Approval may not be unreasonably withheld, and failure of the other Member to give a CIC Approval may be contested in arbitration pursuant to Article 10 hereof. In the event of a Qualifying Corporate Transaction, such acquirer or


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         surviving  entity  shall  have the  rights of such  Member,  including, without limitation, voting and marketing rights. Notwithstanding the foregoing, a Change of Control shall not include any transaction the purpose of which is to reorganize the Member's corporate structure, reincorporate the Member in another jurisdiction or undertake any other action which does not have the purpose or effect of materially affecting the ownership and/or control of the Member at the time of such transaction.

                  (d) The parties  desire for the  foregoing  provisions of this
         Section 6.1 to be interpreted as necessary to give effect to their intent that no Interest be transferred indirectly, in one or a series of transactions, without giving effect to the ownership consequences described in this Agreement.

5.       Section 9.2 of the Agreement is hereby amended to read as follows:

                  9.2 Diligence Obligations. CYTOGEN shall use diligent efforts to market Licensed Products in the North American Territory ("Diligent Efforts"). For purposes of the foregoing, "Diligent Efforts" shall mean carrying out such obligation in a commercially reasonable and sustained manner consistent with the efforts a commercial enterprise in the pharmaceutical industry would devote to a product of similar market potential, profit potential or strategic value resulting from its own research efforts to which such party has exclusive rights based on conditions then prevailing. Diligent Efforts requires: (i) developing a strategic plan for product launch and subsequent market penetration with defined objectives; (ii) establishing systems and protocols reasonably designed to achieve such objectives; (iii) allocating appropriate resources to support such systems and protocol; (iv) promptly assigning responsibility for executing all phases of the Marketing Plan to specific employees who are held accountable for discharging their assigned responsibilities; and (v) monitoring on an ongoing basis the execution of the Marketing Plan and its success and making such changes as are warranted by market and/or operational conditions. CYTOGEN shall provide the LLC with access to all relevant records and personnel, during normal business hours and with reasonable advance notice, under customary confidentiality conditions, for the purpose of determining the utilization by CYTOGEN of Diligent Efforts to commercialize Licensed Products.

6.       Section 9.7 of the Agreement is hereby amended to read as follows:

                  9.7 Non-Transferability of Rights. The product marketing rights granted by the LLC pursuant to this Agreement are personal in nature to the party to whom they are granted and, except as otherwise provided in Section 6.1, are not transferable or licensable in any manner whatsoever by such party to whom they are granted hereby, nor are such product marketing rights otherwise exercisable by any person or entity other than the party to which such rights have been granted hereby.

7.       Section 11.3 of the Agreement is hereby amended to read as follows:


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                           11.3  Entire  Agreement;  Amendment.  This  Agreement
          contains a complete statement of the arrangements among the Members with respect to the Company and supersedes all prior agreements and understandings among them with respect to the Company and may not be amended except by unanimous written agreement of the Members.

8.       Section 11.12 of the Agreement is hereby amended to read as follows:

                           11.12 Assignability.  Except as otherwise provided in
         Section 6.1 hereof, neither this Agreement nor any Interest, including the right, directly or indirectly, to receive distributions or any other economic, voting or management rights or interests , shall be assignable by either Member without the written consent of the other, and any attempted assignment without such consent shall be null and void. This Agreement shall be binding upon the successors and permitted assigns of the Members. Any such successor or permitted assign shall be subject to the same rights and obligations as the original Member hereunder.

9. This Amendment Number 1 to the Agreement shall be deemed an amendment of the Agreement for purposes of Section 11.3 the Agreement. Except as expressly provided in this Amendment Number 1, all provisions of the Agreement remain in full force and effect.

10. This Amendment Number 1 supercedes all prior agreements, discussions and correspondence between Progenics, CYTOGEN and the Company concerning the subject matter of said provisions.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 as of the date and year first written above.

Progenics Pharmaceuticals, Inc.                  PSMA Development Company LLC


By:  /s/ Ronald J. Prentki                       By: /s/ Paul J. Maddon
    ---------------------------                     ----------------------------
       Ronald J. Prentki                               Paul J. Maddon
       President                                       Managing Representative

CYTOGEN Corporation


By:  /s/ H. Joseph Reiser                        By:  /s/ H. Joseph Reiser
    ---------------------------                      ---------------------------
       H. Joseph Reiser                                H. Joseph Reiser
       President and CEO                               Managing Representative



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